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                                                                    EXHIBIT 23.4
                                                                    ------------



                            (Accountants Letterhead)



                       Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Burlington Northern Santa Fe Corporation of our report dated February 21, 1995, which appears on page 19 of the 1994 Annual report of Santa Fe Pacific Corporation, which is incorporated by reference in Santa Fe Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


/s/ Price Waterhouse LLP

Price Waterhouse LLP


Kansas City, Missouri

September 22, 1995